Exhibit 2.2

    List of Exhibits and Schedules Omitted from the Asset Purchase Agreement
                        Referenced in Exhibit 2.1 Hereof

      Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Express Stop Asset Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

EXHIBITS

Exhibit A   Form of Leases
Exhibit B   Form of Third Party Lease Assignments
Exhibit C   Form of Escrow Agreement
Exhibit D-1 Form of Opinion of Seller's Counsel
Exhibit D-2 Form of Opinion of Purchaser's Counsel


SCHEDULES

1.1         Stores
2.1(e)      Change Fund by Store
2.1(f)      Contracts
2.1(j)      Vehicles
2.3(c)      Unamortized Oil Company Rebates and Allowances
3.2         Terms for Affiliate Leases
5.4(a)      Material Actions
5.4(b)      Other Actions
5.5(a)      Transaction Approvals
5.5(b)      Video Poker Approvals
5.6         Compliance with Laws Generally
5.7         Financial Statements
5.8         Certain Changes
5.9         Exceptions to Title
5.11(a)     Seller Fee Property
5.11(b)     Affiliate Fee Property
5.11(c)     Third Party Real Property
5.11(e)     Options or Rights of First Refusal Relating to Real Property
5.11(j)     Tax Lots
5.12        Third Party Leases
5.14        Contract Assignments Requiring Approval
5.15(a)     Unfair Labor Practices
5.15(b)     Labor Union Matters
5.16(a)     Tanks
5.16(b)     Tank Approvals
5.16(d)     Violations
5.16(e)     Hazardous Material
5.16(f)     Environmental Judicial Proceedings
5.18(a)     Sellers Equipment
5.18(b)     Third Party Equipment
5.19        Violations of Law/Transferred Assets
5.20        Exceptions to Sufficiency of Assets

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5.21        Tax Matters
5.24        Affiliate Transactions
5.25        Employee Benefit Plans
9.6         Mortgagees and Their Interests
11.6        Sketches and Designs

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